UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12

8x8, Inc.
__________________________________________________________________________
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This Amendment Number One to Proxy Statement on Schedule 14A of 8x8, Inc. is filed as definitive additional material to revise a disclosure relating to "Proposal Three - Amendments to the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan" included on page 16 of the definitive proxy statement filed with the Securities and Exchange Commission on July 10, 2018. The purpose of this revision is to more accurately summarize the first sentence of Section 6.6 of the Amended and Restated 2012 Equity Incentive Plan, which has been a term of the plan since it was approved initially by stockholders in August 2012.

Under the caption "Summary of the 2012 Plan," the paragraph that reads:

"Individual Plan Limits. No award shall be made in any calendar year for more than 750,000 shares"

is replaced in its entirety with the following paragraph:

"Maximum Number of Shares. In no event will the number of shares of common stock covered or referenced by either Stock Options or Stock Appreciation Rights, or other awards which are granted as Qualified Performance-Based Awards, to any one person in any one calendar year, exceed 750,000 shares of common stock."